UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2017

Commission File Number of depositor: 333-205943-01
Central Index Key Number of depositor: 0001551964

BARCLAYS DRYROCK FUNDING LLC
(Exact name of Depositor as specified in its charter)

ON BEHALF OF

Commission File Number of issuing entity: 333-205943
Central Index Key Number of issuing entity: 0001552111

BARCLAYS DRYROCK ISSUANCE TRUST
(Exact Name of Issuing Entity as Specified in Its Charter)
(Issuer of the Notes)

Commission File Number of sponsor: 333-205943-02
Central Index Key Number of sponsor: 0001551423

BARCLAYS BANK DELAWARE
(Exact Name of Sponsor as Specified in Its Charter)

	Delaware	45-5441359
	(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

100 S. West Street, Office 120, Wilmington, DE 19801 (302) 255-7073
(Address, Including Zip Code, and Telephone Number, Including Area Code, of each Registrant’s Principal Executive Offices)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement

On March 1, 2017, Barclays Dryrock Funding LLC, Barclays Dryrock Issuance Trust and U.S. Bank National Association, entered into the First Amendment to the Amended and Restated Transfer Agreement, dated as of August 1, 2012, as amended and restated as of December 17, 2013.

Item 9.01.	Exhibits

The following is filed as an Exhibit to this Report.

Exhibit 4.2 The First Amendment to the Amended and Restated Transfer Agreement, dated as of March 1, 2017, to the Amended and Restated Transfer Agreement, dated as of August 1, 2012, as amended and restated as of December 17, 2013, by and among Barclays Dryrock Funding LLC, Barclays Dryrock Issuance Trust and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARCLAYS DRYROCK FUNDING LLC, as depositor of Barclays Dryrock Issuance Trust

By:	/s/ Deepesh Jain
Name: Deepesh Jain Title: Vice President and Treasurer

March 1, 2017

EXHIBIT INDEX

Exhibit	Description

Exhibit 4.2	The First Amendment to the Amended and Restated Transfer Agreement, dated as of March 1, 2017, to the Amended and Restated Transfer Agreement, dated as of August 1, 2012, as amended and restated as of December 17, 2013, by and among Barclays Dryrock Funding LLC, Barclays Dryrock Issuance Trust and U.S. Bank National Association.